Exhibit 99.10

                                  CAPITAL TRUST

                THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES
                 OF CAPITAL TRUST FOR THE 1998 ANNUAL MEETING OF
                  SHAREHOLDERS TO BE HELD ON DECEMBER 15, 1998.


         The undersigned, as a holder of class A common shares of beneficial interest, $1.00 par value (the "Common Shares"), in Capital Trust (the "Company") hereby appoints John R. Klopp and Edward L. Shugrue III, and each of them, with full power of substitution, proxies to vote all Common Shares for which the undersigned is entitled to vote through the execution of a proxy with respect to the 1998 Annual Meeting of Shareholders of the Company to be held at ____________________,[address] on December 15, 1998 at 10:00 a.m., local time, or any adjournment or postponement thereof, and authorizes and instructs said proxies to vote in the manner directed below.

         THE BOARD OF TRUSTEES OF THE COMPANY RECOMMENDS VOTES "FOR" EACH OF THE FOLLOWING

  1. On the proposal to approve of an agreement and plan of merger which reorganizes the Company from a California common law business trust into a Maryland corporation, in the form attached to the accompanying proxy statement/prospectus as annex A.

         (check one box)     / /  For    /  / Against      / /  Abstain

  2. On the proposal to approve an amendment, necessary to implement the proposed reorganization, to the amended and restated declaration of trust of the Company, in the form attached to the accompanying Proxy Statement/Prospectus as annex B.

         (check one box)     / /  For    /  / Against      / /  Abstain

  3.     Election of Trustees.
         FOR            WITHHELD          Nominees:     Samuel Zell
         / /            /  /                            Jeffrey A. Altman
                                                        Thomas E. Dobrowski
                                                        Martin A. Edelman
                                                        Gary R. Garrabrant
                                                        Craig M. Hatkoff
                                                        John R. Klopp
                                                        Sheli Z. Rosenberg
                                                        Steven Roth
                                                        Lynne B. Sagalyn

         For, except vote withheld for the following nominee(s):



  4. On the proposal to approve an amended and restated 1997 long-term incentive share plan, in the form attached to the accompanying proxy statement/prospectus as annex C.

         (check one box)     / /  For    /  / Against      / /  Abstain

  5. On the proposal to approve an amended and restated 1997 non-employee trustee share plan, in the form attached to the accompanying proxy statement/prospectus as annex D.

         (check one box)     / /  For    /  / Against      / /  Abstain

  6. On the proposal to approve a 1998 employee share purchase plan, in the form attached to the accompanying proxy statement/prospectus as annex E.

         (check one box)     / /  For    /  / Against      / /  Abstain

  7. On the proposal to approve a 1998 non-employee share purchase plan, in the form attached to the accompanying proxy statement/prospectus as annex F.

         (check one box)     / /  For    /  / Against      / /  Abstain

  8. On the proposal to approve a share purchase loan plan, in the form attached to the accompanying proxy statement/prospectus as annex G.

         (check one box)     / /  For    /  / Against      / /  Abstain

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  9.    On the proposal to ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 1998.

        (check one box)     / /  For    /  / Against      / /  Abstain

 10. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, or any adjournment thereof, or upon matters incident to the conduct of the meeting.

You may revoke this proxy at any time by forwarding to the Company a subsequently dated proxy received by the Company prior to the Annual Meeting.

                                (Continued and to be signed on the reverse side)



718785.1

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Returned proxy cards will be voted (1) as specified on the matters listed above;
(2) in accordance with the Board of Trustees' recommendations where no specification is made; and (3) in accordance with the judgment of the proxies on any other matters that may properly come before the meeting. Please mark your choice like this: x

The shares represented by this Proxy will be voted in the manner directed and, if no instructions to the contrary are indicated, will be voted FOR the election of the named nominees and approval of the proposals set forth above.

The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and the proxy statement/prospectus furnished therewith.

Print and sign your name below exactly as it appears hereon and date this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title, as such. Joint owners should each sign. If a corporation, please sign as full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

                                       Date:  ____________________________, 1998



                                       -----------------------------------------
                                       Signature (title, if any)



                                       -----------------------------------------
                                       Signature, if held jointly





PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TODAY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TAKING OF A VOTE ON THE MATTERS HEREIN.

718785.1

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